Exhibit 99.2

NEWS RELEASE

	Contacts:	Alan Krenek, Chief Financial Officer
Basic Energy Services, Inc.
432-620-5510

FOR IMMEDIATE RELEASE

Jack Lascar/Sheila Stuewe
DRG&E / 713-529-6600
BASIC ENERGY SERVICES EXPANDS ITS PRESSURE
PUMPING AND WELL ABANDONMENT SERVICES IN THE
PERMIAN BASIN
MIDLAND, Texas, May 29, 2008— Basic Energy Services, Inc. (NYSE: BAS) (“Basic”) announced today it has expanded its pressure pumping and well abandonment services in the Permian Basin by acquiring substantially all of the operating assets of Triple N Services, Inc. (“Triple N”), located in Midland, Texas, for a total consideration of approximately $16 million in cash. Projected annualized revenue for this acquisition is expected to be approximately $13.5 million and this acquisition is anticipated to be accretive to earnings in 2008.
Ken Huseman, President and CEO, commented, “We are excited to announce the addition of the Triple N organization and operations to our company. Triple N’s highly regarded 5-rig well abandonment operations when combined with Basic’s 7-rig operation will make us by far the largest well abandonment company in the Permian Basin, where more than 2,500 wells were permitted for abandonment in 2007. In addition, Triple N’s well-known reputation as a quality provider of cementing services throughout west Texas and eastern New Mexico provides a firm foundation for expansion of our pressure pumping activities in those markets. Triple N is a prime example of the type of companies we believe will continue to provide meaningful growth opportunities for Basic Energy Services throughout our footprint.”
Basic Energy Services provides well site services essential to maintaining production from the oil and gas wells within its operating area. The company employs approximately 4,600 employees in more than 100 service points throughout the major oil and gas producing regions in Texas, Louisiana, Oklahoma, New Mexico, Arkansas, Kansas and the Rocky Mountain states.
Additional information on Basic Energy Services is available on the Company’s website at http://basicenergyservices.com.

Forward Looking Statements and Additional Information
     This release includes forward-looking statements and projections made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Basic has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including (i) Basic’s ability to successfully execute, manage and integrate acquisitions, including the merger with Grey Wolf, Inc. (“Grey Wolf”), (ii) changes in demand for services and any related material impact on our pricing and utilizations rates and (iii) changes in our expenses, including labor or fuel costs. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of Basic’s Form 10-K and Form 10-Q’s filed with the SEC. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that the transactions will be consummated or that anticipated future results will be achieved. Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise.
Additional Information and Where to Find It
     In connection with the proposed mergers, a registration statement of Horsepower Holdings, Inc. (“Holdings”), which includes proxy statements of Basic and Grey Wolf and other materials, has been filed with the Securities and Exchange Commission (File No. 333-150895). INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BASIC, GREY WOLF, HOLDINGS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the definitive proxy statement/prospectus when they are available and other documents containing information about Basic and Grey Wolf, without charge, at the SEC’s web site at www.sec.gov, Basic’s web site at www.basicenergyservices.com, and Grey Wolf’s web site at www.gwdrilling.com. Copies of the registration statement and the definitive proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Basic Energy Services, Inc., (432) 620-5510 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.
Participants in the Solicitation
Basic and Grey Wolf and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the mergers. Information about these persons can be found in Grey Wolf’s proxy statement relating to its 2008 annual meetings of stockholders as filed with the SEC on April 8, 2008. Information concerning beneficial ownership of Basic stock by its directors and certain of its executive officers is included in its Form 10-K/A filed on April 29, 2008 and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information about the interests of such persons in the solicitation of proxies in respect of the mergers will be included in the registration statement and the joint proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.
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